Exhibit 10.1

Third Amendment to Loan and Security Agreement
Borrower: Cardlytics, Inc.
Date: September 24, 2019
This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into between PACIFIC WESTERN BANK, a California state-chartered bank (“PWB”), as Agent and Lender, the other lenders from time to time party to the Loan Agreement, and the borrower named above (“Borrower”). PWB and lenders that may hereafter join as lenders under the Loan Agreement (as defined below) are herein sometimes collectively referred to as “Lenders” and individually as a “Lender”. PWB, in its capacity as administrative and collateral Agent for the Lenders, is referred to herein as the “Agent” (which term shall include any successor Agent in accordance with terms hereof).
Agent, Lenders and Borrower agree to amend the Loan and Security Agreement between them, dated May 21, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1.Amendment to Definitions.
1.1 Third Amendment Definitions. Section 8 of the Loan Agreement is hereby amended by adding the following new definitions thereto, in alphabetical order, to read as follows:
“Third Amendment” means that certain Third Amendment to Loan and Security Agreement, dated as of September 24, 2019, duly executed by Borrower, Agent and Lenders.
“Third Amendment Effective Date” means September 24, 2019.
1.2 Permitted Indebtedness Definition. Clause (iv) of the definition of “Permitted Indebtedness” is hereby amended and restated in its entirety to read as follows:
“(iv) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $20,000,000 at any time outstanding, provided the amount of such capitalized leases and purchase money Indebtedness do not exceed, at the time they were incurred, the lesser of the cost or fair market value of the property so leased or financed with such Indebtedness;”
2.Amendment to Foreign Subsidiary Investment Provision. Section 8(c)(2) of the Schedule to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(2)
Investments. Borrower may make Investments in the Foreign Subs, in an aggregate amount not to exceed the amount necessary to fund the current operating expenses of the Foreign Subs (taking into account their revenue from other sources); provided that the total of such investments and loans in any fiscal year to all such Foreign Subs shall not exceed $10,000,000. The foregoing shall constitute “Permitted Investments” for purposes of this Loan Agreement.”

3.Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.

Exhibit 10.1

4.General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of exe-cuting the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
5.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Bank.
6.General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and under-standings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.
7.Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

Exhibit 10.1

Borrower:	Agent and Lender:
CARDLYTICS, INC.	PACIFIC WESTERN BANK

/s/ David T. Evans	/s/ Mykas Degesys
David T. Evans	Mykas Degesys
Chief Financial Officer and Head of Corporate Development	VP